Exhibit 99.3

Filed by HanesBrands Inc.

pursuant to Rule 425 under the Securities Act of 1933

and deemed filed pursuant to Rule 14a-12

under the Securities Exchange Act of 1934

Subject Company: HanesBrands Inc.

Commission File No.: 001-32891

Date: August 13, 2025

HBI-GIL Associate FAQ

1.	What was announced?

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HanesBrands announced an agreement for the Company to be acquired by Gildan in a transaction that implies an equity value of approximately $2.2 billion and an enterprise value of approximately $4.4 billion.

•	Under the terms of the agreement, HanesBrands shareholders will receive 0.102 common shares of Gildan and $0.80 in cash for each share of HanesBrands common stock.

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Based on the closing price of Gildan and HanesBrands common stock on August 11, 2025, the offer implies a value of $6.00 per HanesBrands share, representing a premium of approximately 24% to HanesBrands’ closing price on such date.

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Upon closing, HanesBrands’ shareholders will own ~19.9% of Gildan shares on a non-diluted basis, providing HanesBrands shareholders the ability to participate in the combined entity’s expected growth opportunities and synergies.

•	For HanesBrands shareholders, the transaction delivers certain and compelling value, both through immediate cash consideration and the potential to benefit from the upside of the combined company.

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The HanesBrands Board is confident the combination with Gildan will be a positive catalyst to take the Company to the next level, and we look forward to opening new doors for growth and impact as part of Gildan.

2.	Why Gildan?

•	Gildan is one of the world’s largest manufacturers of everyday apparel, spanning activewear, underwear, socks, and legwear.

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Its products are sold in North America, Europe, Asia-Pacific and Latin America, primarily in blank or undecorated form to wholesale distributors, screenprinters, or embellishers, as well as to retailers and directly to consumers, primarily through e-commerce platforms.

•	Additionally, Gildan manufactures and sells to select leading global athletic and lifestyle consumer brand companies who distribute these products through their own retail channels.

•	Gildan is also home to its namesake brand and others including Peds, Comfort Colors and GOLDTOE.

•	Our two companies share people-first cultures in addition to a commitment to ethical and sustainable manufacturing processes.

•	Gildan has great respect for the business our team has built at HanesBrands and recognizes the value of not only our iconic brands, but also our operations and our people.

3.	What are the benefits of this transaction?

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Joining the HanesBrands and Gildan businesses will create a combined company that is better positioned for long-term success with a stronger financial and operating foundation, a broader global platform and new opportunities for growth.

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This transaction will combine the companies’ respective manufacturing expertise and bring together HanesBrands’ portfolio of leading brands, including Hanes, Bali and Playtex, and go-to-market capabilities with Gildan’s branded and value-driven blanks businesses.

•	As part of Gildan, HanesBrands will be optimally positioned to continue innovating for our customers and consumers and extending our reach across channels and geographies.

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The HanesBrand Board is confident the combination with Gildan will be a positive catalyst to take the Company to the next level, and we look forward to opening new doors for growth and impact as part of Gildan.

•	For shareholders, the transaction delivers certain and compelling value, both through immediate cash consideration and the potential to benefit from the upside of the combined company.

4.	When is the transaction expected to close?

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The transaction is expected to close in late 2025 or early 2026, subject to Hanesbrands shareholder approval and other customary closing conditions, including regulatory approvals, and the Gildan common shares to be issued pursuant to the merger agreement being approved for listing on the New York Stock Exchange and the Toronto Stock Exchange.

5.	What does this mean for associates? How will my job be impacted with this transaction?

•	Until the transaction closes, it is business as usual. There are no changes to our priorities and we should all remain focused on our day-to-day responsibilities.

•	HanesBrands and Gildan will be establishing a team to develop a detailed and thoughtful integration plan to bring our companies together and make the post-closing transition as smooth as possible.

•	We are committed to being transparent and sharing updates as we are able to do so.

6.	How do the companies’ cultures compare?

•	Both HanesBrands and Gildan share people-first cultures and a commitment to quality, innovation and excellence.

•	Further, both companies are committed to ethical and sustainable manufacturing processes.

•	We have great respect for Gildan’s manufacturing strength and long track record of success, and we look forward to this combination opening new doors for growth and impact.

•	We are confident that Gildan is the right long-term home for HanesBrands.

7.	Who will run the combined company?

•	After the close of the transaction, Glenn Chamandy, who currently serves as Gildan’s CEO, will lead the combined company.

•	We are only at the beginning of the process to complete the transaction with Gildan and there are many decisions still to be made in how the two companies will come together.

•	We are committed to being transparent and sharing updates as we are able to do so.

8.	What will be the name of the combined company? What will happen with the HanesBrands branding?

•	Upon closing, the combined company will operate under the Gildan name.

•	The name under which the combined company operates is not expected to have any impact on our product brands, which are iconic and market-leading.

9.	What will happen to HanesBrands’ facilities and offices around the world?

•	Until the transaction is completed, it is business as usual. Our priorities remain the same and HanesBrands will continue to operate separately from Gildan.

•	As you may expect, as we navigate how to best bring HanesBrands and Gildan together, there may be some operational or organizational changes following the close of the acquisition.

•	Beyond Gildan’s planned review of strategic alternatives for HanesBrands’ Australia business, Gildan also plans to review network, distribution and logistics opportunities across the combined company.

•	However, we are only at the beginning of the process to complete the transaction with Gildan and there are many decisions still to be made in how the two companies will come together.

•	We are committed to being transparent and sharing updates as we are able to do so.

10.	Where will the combined company be headquartered? Where will it operate?

•	The combined company’s headquarters will remain in Montréal, Quebec and Gildan is committed to maintaining a strong presence in Winston-Salem.

•	We are only at the beginning of this process. More information will be shared in the coming months as we continue to move through the process.

11.	Will there be any changes to our reporting or organizational structure as a result of this announcement?

•	Please keep in mind that there are still many decisions to be made, and the transaction is not expected to be completed until late 2025 or early 2026.

•	In the interim, it remains business as usual and there are no changes to the way we operate.

•	As you may expect, as we navigate how to best bring HanesBrands and Gildan together, there may be some operational or organizational changes following the close of the acquisition.

•	We are committed to conducting a thoughtful integration planning process and will continue to keep you updated as appropriate, including with regard to reporting relationships.

12.	Will there be layoffs? What other changes will be made?

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This transaction is about positioning the combined company for long-term success, and we expect there will be opportunities for many of our associates around the world as part of a larger company and Gildan is committed to maintaining a strong presence in Winston-Salem.

•	As you may expect, as we navigate how to best bring HanesBrands and Gildan together, there may be some operational or organizational changes following the close of the acquisition.

•	Of course, as with any merger of this type, we expect there may be some overlap and redundancies.

•	However, we are only at the beginning of the process to complete the transaction with Gildan and there are many decisions still to be made in how the two companies will come together.

•	We are committed to conducting a thoughtful integration planning process and will continue to keep you updated as appropriate, including regarding staffing levels and roles and responsibilities.

13.	When will I know if I will still have a job following the close? What will HanesBrands do to assist any affected associates?

•	This transaction is about positioning the combined company for long-term success, and we expect there will be opportunities for many of our associates around the world as part of a larger company.

•	Please keep in mind that there are still many decisions to be made, and the transaction is not expected to be completed until late 2025 or early 2026.

•	To the extent any changes in staffing levels are expected, we will communicate with you.

•	While we don’t yet have all the answers, we are committed to being transparent and keeping you informed as we have updates to share.

14.	Will there be any changes to salaries, benefits or compensation as a result of the transaction?

•	Until the transaction closes, we will continue to operate under our current compensation and benefit programs.

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After the completion of the transaction, and subject to local laws and collective agreements which remain in effect and enforceable notwithstanding the transaction, Gildan has committed to providing salaries, bonus targets and certain benefits that are no less than what associates currently earn for at least six months to all continuing associates.

•	If your employment is terminated by Gildan within one year following close, you will be eligible to receive the same severance protections that were applicable to you prior to close.

If you have further questions, please follow up with your HR business partner.

15.	Will Gildan honor my current tenure/years of service?

•	Yes.

16.	Are we hiring? Does this announcement impact the interview process?

•	Given the current macroeconomic environment and the impact tariffs are having on our business, we have been prudent with our hiring efforts.

•	At this time, we plan to continue our current practices and will be managing our business accordingly.

17.	Are offers to candidates to join HanesBrands still valid?

•	Yes.

18.	Does this announcement change our hybrid work policy? What is Gildan’s policy on remote work?

•	Our hybrid policy remains in place until the transaction is complete.

•	We will share more information about Gildan’s policy ahead of closing.

19.	Will my HanesBrands email address / phone number / contact information change?

•	Until the transaction closes, it is business as usual at HanesBrands and your contact information will remain the same.

20.	I’m in the midst of finalizing a contract with a supplier / partner on a new project. Can I move forward?

•	It is business as usual, and we should follow our normal approval process.

•	If you have any specific questions, please reach out to your manager.

21.	I’ve been soliciting vendor / partner proposals for a new project, should I continue to do so?

•	It is business as usual, and we should follow our normal approval process.

•	If you have any specific questions, please reach out to your manager.

22.	What does this mean for our current projects / projects scheduled to start in Q3 2025 and beyond?

•	It is business as usual until the transaction is complete.

•	If there are any changes in plans to specific projects, we will inform those teams, as appropriate

•	In the meantime, if you have any specific questions, please reach out to your manager.

23.	Gildan has stated that it intends to evaluate strategic alternatives for HanesBrands’ Australia business. Are there more details to share regarding their plans?

•	Yes. Gildan has determined that it intends to initiate a review of strategic alternatives for our Australia business after the transaction is completed.

•	Gildan is focused on positioning the business for long-term success as they evaluate options.

•	We are committed to being transparent and sharing updates as we are able to do so.

24.	How long will a review of strategic alternatives for HanesBrands’ Australia business take? When do you expect a decision will be made?

•	Please keep in mind that the transaction between HanesBrands and Gildan is not expected to be completed until late 2025 or early 2026.

•	In the interim, it remains business as usual and there are no changes to the way we operate.

•	After the transaction is completed, Gildan has determined that it intends to initiate a review of strategic alternatives for our Australia business.

•	There is no timeline for the strategic review that has been set and there is no assurance that a sale may be reached following the strategic review.

•	We are committed to being transparent and sharing updates as we are able to do so.

25.	Will HanesBrands still be a public company after the transaction is complete?

•	HanesBrands will not be a standalone public company after the transaction is completed and its common stock will no longer be publicly traded.

•	While HanesBrands stock will stop trading publicly upon completion of the transaction, we will be a part of Gildan, which is a publicly traded company.

26.	What will happen to the HanesBrands common stock I own? Can I still trade?

•	At the close of the transaction, all HanesBrands shareholders will receive 0.102 common shares of Gildan and $0.80 in cash for each share of HanesBrands common stock.

•	Decisions to buy or sell HanesBrands common stock continue to be subject to our existing company policies.

27.	What will happen to my HanesBrands equity at closing?

•	HanesBrands RSUs and PSUs will be converted to Gildan RSUs.

•	Associates who hold HanesBrands stock at the closing of the transaction will be eligible for the same cash and Gildan stock consideration as other HanesBrands shareholders.

•	HanesBrands will not be a standalone public company after the transaction is completed and its common stock will no longer be publicly traded or listed on any public stock exchange.

28.	What should I tell customers and partners/suppliers that ask me about the transaction?

•	It is important to emphasize that it remains business as usual at HanesBrands and we look forward to working with them like we always have.

29.	Can I post about the transaction on social media?

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You are a representative of HanesBrands and your words could be viewed as the Company’s. While you can retweet or share the approved posts from HanesBrands corporate social channels, please do not voice your own opinions or use any unapproved language on social media.

•	If you have any questions about what content you can share on social media, please reach out to Jonathan Binder at Jonathan.Binder@hanes.com.

30.	Can we talk to associates from Gildan about the combination?

•	No.

•	Until the transaction closes, which we expect to occur late 2025 or early 2026, HanesBrands and Gildan will continue to operate independently, and it remains business as usual for both companies.

•	Associates from each company should refrain from contacting each other to discuss the combination outside of the official integration workstream.

31.	What if I am approached by the media, analysts or investors?

•	Please forward any media inquiries you receive to Jonathan Binder at Jonathan.Binder@hanes.com.

•	Please forward any analyst or investor inquiries you receive to T.C. Robillard at tc.robillard@hanes.com.

Forward-Looking Statements and Information

Certain statements included in this communication constitute “forward-looking statements” and forward-looking information within the meaning of the U.S. Private Securities Litigation Reform Act of 1995 and Canadian securities legislation and regulations (collectively, “FLI”). Any statements contained in this communication that are not statements of historical fact, including any statements about Gildan Activewear Inc.’s (“Gildan”), HanesBrands Inc.’s (“HanesBrands”) or the combined company’s plans, objectives, expectations, strategies, beliefs, or future performance or events constitute FLI. FLI generally can be identified by the use of conditional or forward-looking terminology such as “may,” “will,” “expect,” “intend,” “estimate,” “project,” “assume,” “anticipate,” “plan,” “foresee,” “believe,” “pro forma,” “outlook,” or “continue,” or the negatives of these terms or variations of them or similar terminology. FLI is included in this communication to provide Gildan and HanesBrands shareholders and potential investors with information about Gildan and HanesBrands, including each company’s management’s respective assessment of Gildan’s and HanesBrands’ future plans and operations, which FLI may not be appropriate for other purposes and are subject to important risks, uncertainties, and assumptions. FLI includes, among others, statements regarding the expected closing of the transaction and the timing thereof; the anticipated benefits of the transaction including the expected run-rate synergies and the timing to realize such synergies; competitive position, market penetration, consumer reach, product offering, innovation and go-to-market capabilities of the combined business; operational plans for the combined business; Gildan’s outlook reflecting the impact and assuming completion of the proposed transaction, including in respect of net sales, capital expenditures, adjusted diluted earnings per share and net debt leverage ratio for such period; Gildan’s financial position (including its net debt leverage ratio) following closing of the acquisition; Gildan’s expectations in respect of its credit ratings, including that it expects to obtain investment grade ratings in connection with the transaction; the efficiencies to be achieved as a result of the transaction; future return of capital to shareholders, including as it relates to dividends and share buybacks; the expected sources of financing of the transaction and the consummation of the financing contemplated by the debt commitment letter and any permanent financing to replace all or a portion thereof; the refinancing of HanesBrands’ existing debt; and the planned post-closing strategic alternatives review by Gildan in respect of the HanesBrands Australia business. Any combined and pro forma financial information included in this communication does not necessarily reflect what the actual financial and operational results would have been had Gildan and HanesBrands operated as a combined company for the periods presented, and such information does not purport to project the combined company’s financial results or results of operations for any future period.

FLI is subject to known and unknown risks and uncertainties and should not be relied upon as a guarantee of future results. Risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by FLI, include, but are not limited to: (i) the timing and completion of the transaction, including the timely receipt of any necessary regulatory, shareholder and stock exchange approvals to satisfy the closing conditions of the transaction; (ii) the realization of anticipated benefits and synergies of the transaction and the timing and quantum thereof; (iii) the success of integration plans and the time required to successfully integrate the combined business; (iv) the diversion of management’s time and attention from ongoing business operations and opportunities due to the transaction and other potential disruptions arising from the transaction; (v) potential undisclosed liabilities not identified during the due diligence process; (vi) accuracy of the combined and pro forma financial information of the combined business; (vii) the ability of Gildan to obtain the financing contemplated by the debt commitment letter or permanent financing to replace all or a portion of such financing; (viii) actual or threatened legal proceedings that may be instituted against the parties, including with respect to the transaction; and (ix) the inability to retain key personnel, management or customers, or potential diminished productivity due to the impact of the proposed transaction on the parties’ current and prospective employees, key management, customers and other business partners. For additional information on the risks, uncertainties and other factors that could affect Gildan’s, HanesBrands’ or the combined company’s actual results, see the factors discussed in public filings made by Gildan and HanesBrands with the U.S. Securities and Exchange Commission (“SEC”) and, in the case of Gildan, with the applicable Canadian securities regulatory authorities, including Gildan’s 2024 Annual Report on Form 40-F, HanesBrands’ Annual Report on Form 10-K for the fiscal year ended December 28, 2024, and the proxy statement/prospectus to be filed with the SEC in connection with the transaction. You are cautioned not to place undue reliance on any FLI included in this communication, which speak only as of the date hereof. Gildan, HanesBrands and the combined company do not undertake any obligation to publicly update or revise any FLI, whether as a result of new information, future events or otherwise, except as may be required by law.

Additional Information about the Transaction and Where to Find It

Gildan will file with the SEC a registration statement on Form F-4, which will include a proxy statement of HanesBrands that also constitutes a prospectus of Gildan. Each of Gildan and HanesBrands may also file other relevant documents with the SEC in connection with the transaction. The definitive proxy statement/prospectus will be sent to the shareholders of HanesBrands. INVESTORS AND SHAREHOLDERS OF HANESBRANDS AND GILDAN ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS, AS APPLICABLE, AND ANY OTHER DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE TRANSACTION WHEN THEY BECOME AVAILABLE, AS THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT HANESBRANDS,

GILDAN, THE TRANSACTION AND RELATED MATTERS. The registration statement and proxy statement/prospectus and other documents filed by Gildan and HanesBrands with the SEC, when filed, will be available free of charge at the SEC’s website at www.sec.gov. In addition, investors and shareholders will be able to obtain free copies of the registration statement, proxy statement/prospectus and other documents which will be filed with the SEC by Gildan online at gildancorp.com/investors, upon written request delivered to Gildan at 600 de Maisonneuve Boulevard West, 33rd Floor, Montréal, Québec, H3A 3J2, Attention: Secretary, or by calling Gildan at 1-514-735-2023, and will be able to obtain free copies of the proxy statement/prospectus and other documents filed with the SEC by HanesBrands online at ir.hanesbrands.com or upon written request to HanesBrands in care of the Corporate Secretary, at HanesBrands Inc., 101 N. Cherry Street, Winston-Salem, North Carolina 27101.

Participants in the Solicitation of Proxies

Under SEC rules, Gildan, HanesBrands and certain of their respective directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the transaction. Information about Gildan’s directors and executive officers may be found in its 2024 Management Information Circular, dated March 18, 2025, as well as its 2024 Annual Information Form, dated February 19, 2025, available on its website at gildancorp.com/investors, on the SEDAR+ website and at www.sedarplus.com and on the EDGAR section of the SEC website (which includes the 2024 Annual Report on Form 40-F) at www.sec.gov. Information regarding HanesBrands’ directors and executive officers is available in HanesBrands’ proxy statement filed with the SEC on March 17, 2025 in connection with its 2025 annual meeting of stockholders, under the sections titled “Proposal 1 – Election of Directors,” “Compensation Discussion and Analysis – Executive Compensation,” “Corporate Governance – Director Compensation” and “Ownership of Our Stock – Share Ownership of Major Stockholders, Management and Directors.” To the extent the security holdings of HanesBrands’ directors and executive officers have changed since the amounts described in HanesBrands’ 2025 proxy statement, such changes have been reflected in Initial Statements of Beneficial Ownership on Form 3 or Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. These documents can be obtained free of charge from the sources indicated above. Additional information regarding the interests of such potential participants in the solicitation of proxies in connection with the transaction will be included in the proxy statement/prospectus and other relevant materials filed with the SEC when they become available.